REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email: dreeder@ntamar.net
simpson@otenet.gr

First Class Navigation Corporation

Attention:

April _______, 2008

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to First Class Navigation Corporation (the “Company”), a RMI non-resident domestic corporation formed under the laws of the RMI , with respect to certain legal matters in connection with the registration by the Company on Form F-1 (No. _______ ) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, of _____________________ Units of the Company (the “Units”). Each Unit consists of one common share of the Company (the “Common Shares”), with a par value of US$_______, per share, which the Underwriters will have the right to purchase from the Company. The Underwriters shall also have the right tp purchase from the Company such number of Units/Common Shares in order to cover the over-allotments granted to the Underwriters under the provisions of the Registration Statement.

In connection with the opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Prospectus made part of the Registration Statement (“the Prospectus”); (iii) the Company’s Articles of Incorporation; (iv) the Company’s Bylaws; and (v) resolutions of the meetings of the Board of Directors of the Company held , 2008, approving the filing of the Registration Statement and all actions relating thereto. We have also examined such company document and records of the Company and other instruments, certificate and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations we have assume the authenticity of all documents submitted to us as original or electronic versions, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the RMI.

2. The Units/Common Shares to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, and fully paid and non-assessable.

3. The Units/Common Shares and the Units constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable law and consideration of public policy.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including that statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and Constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

Dennis J. Reeder Reeder & Simpson, P.C.